EXHIBIT 99.1

NEWS RELEASE

Contact:	Deric Eubanks	Jordan Jennings	Joe Calabrese
	Chief Financial Officer	Investor Relations	Financial Relations Board
	(972) 490-9600	(972) 778-9487	(212) 827-3772

ASHFORD REPORTS FIRST QUARTER 2022 RESULTS
Gross Assets Under Management $7.9 Billion at Quarter End
Net Loss Attributable to Common Stockholders was $(8.4) Million
Adjusted EBITDA Increased 170% to $14.9 Million
Trailing 12-Month Adjusted EBITDA Through the First Quarter was $57.7 Million
Adjusted Net Income Per Share Increased 131% to $1.50
Remington Hotels Acquired Chesapeake Hospitality
Entered into New $100 Million Corporate Financing Commitment
DALLAS, May 4, 2022 - Ashford Inc., an alternative asset management company with a portfolio of strategic operating businesses (NYSE American: AINC) (“Ashford” or the “Company”), today reported the following results and performance measures for the first quarter ended March 31, 2022. Unless otherwise stated, all reported results compare the first quarter ended March 31, 2022, with the first quarter ended March 31, 2021 (see discussion below). The reconciliation of non-GAAP financial measures is included in the financial tables accompanying this press release.
STRATEGIC OVERVIEW
•High-growth, fee-based business model
•Diversified platform of multiple fee generators
•Four paths to growth:
◦Recovery of the hospitality industry;
◦Increase assets under management (AUM);
◦Growth of third-party business; and
◦Acquisition or incubation of additional businesses
•Highly-aligned management team with superior long-term track record
•Leader in asset and investment management for the real estate & hospitality sectors
FINANCIAL AND OPERATING HIGHLIGHTS
•Net loss attributable to common stockholders for the quarter was $(8.4) million, or $(3.00) per diluted share. Adjusted net income for the quarter was $11.2 million, or $1.50 per diluted share, reflecting growth rates over the prior year quarter of 134% and 131%, respectively.
•Total revenue, excluding cost reimbursement revenue, for the quarter was $59.9 million, reflecting a 98% growth rate over the prior year quarter.
•Adjusted EBITDA for the quarter was $14.9 million, reflecting a 170% growth rate over the prior year quarter.
•Adjusted EBITDA on a trailing 12-month basis as of the end of the quarter was $57.7 million.
•At the end of the first quarter, the Company had approximately $7.9 billion of gross assets under management.
•At the end of the first quarter, the Company’s advised REITs had total net working capital of $785 million.

Ashford Reports First Quarter Results

May 4, 2022

•Subsequent to quarter end, the Company closed on a $100 million strategic corporate financing commitment.
•Subsequent to quarter end, Remington Hotels acquired Chesapeake Hospitality to accelerate growth of its hotel management business.
•As of March 31, 2022, the Company had corporate cash of approximately $22.9 million.
ASHFORD SECURITIES UPDATE
The Company formed Ashford Securities as a dedicated capital raising platform to fund investment opportunities sponsored and asset-managed by Ashford. Ashford Securities currently has one offering in the market, a non-traded preferred equity security for Braemar Hotels & Resorts (“Braemar”) (NYSE: BHR). To date, Ashford Securities has placed $96.1 million of Braemar’s non-traded preferred stock.
In the first quarter of 2022, Ashford Hospitality Trust (“Ashford Trust”) (NYSE: AHT) filed a registration statement with the U.S. Securities and Exchange Commission (“SEC”) for its Series J and Series K Redeemable Preferred Stock (“Non-Traded Preferred Equity”). The registration statement provides for issuance of Non-Traded Preferred Equity in a primary offering over the course of up to three years from the effective date. Ashford Trust expects to commence issuing limited amounts of the Non-Traded Preferred Equity beginning in the third quarter of 2022, subject to satisfying certain customary conditions.
Longer term, the Company believes there is a substantial opportunity to offer differentiated alternative investment products through financial intermediaries to help investors further diversify their portfolios and grow the Company’s assets under management.
REMINGTON UPDATE
Remington’s high-margin, low-capex Hotel Management business continues to benefit from the recovery in the lodging industry and grow its third-party business. In the first quarter, Remington generated hotel management fee revenue of $7.2 million, Net Income Attributable to the Company of $388,000, and Adjusted EBITDA of $3.5 million. First quarter Adjusted EBITDA growth was 136% over the prior year quarter.
Subsequent to quarter end, Remington acquired privately held Chesapeake Hospitality, a premier third-party hotel management company. The strategic transaction is expected to increase the scale and scope of Remington’s hotel management business while expanding Remington’s geographic footprint to complementary Midwestern markets, including Pittsburgh, Milwaukee, Detroit, and St. Louis. Further, the acquisition adds several IHG Hotels & Resorts to its portfolio, as well as the 877-key Showboat Atlantic City, which will be the largest hotel in Remington’s portfolio. The combined company will operate under the Remington brand and will be focused on leveraging its enhanced scale to pursue profitable growth opportunities, including the continued expansion of hotel management business to third parties. This transaction also diversifies Remington’s client base away from Ashford’s advised REITs. As a result of the acquisition, Remington’s mix of third party hotels increased from approximately 20% to approximately 40%.
With the completion of this acquisition, Remington now manages 121 hotels (47 hotels owned by third parties) in 28 states across 25 brands, including 19 independent and boutique properties.
PREMIER UPDATE
Premier provides comprehensive and cost-effective architecture, design, development, and project management services. It also provides project oversight, coordination, planning, and execution of renovation, capital expenditure or ground-up development projects. Its operations are responsible for managing and implementing substantially all capital improvements at Ashford Trust and Braemar hotels.

Ashford Reports First Quarter Results

May 4, 2022

Additionally, it has extensive experience working with many of the major hotel brands in the areas of renovating, converting, developing or repositioning hotels. Similar to Remington, Premier has also made a concerted effort to grow its third-party business, and to date, Premier has signed 37 third-party engagements, totaling $11.6 million in fees. In the first quarter, Premier generated $4.5 million of design and construction fee revenue, Net Loss Attributable to the Company of $(1.1) million, and Adjusted EBITDA of $1.6 million.
INSPIRE UPDATE
As previously announced, during the fourth quarter of 2021, J&S Audio Visual (“JSAV”), completed a strategic rebranding and is now named INSPIRE. Throughout its 35-year history, the full-service event technology company has developed creative and individualized event production solutions. The new name, INSPIRE, reflects the energy and momentum the company brings to each of its clients and the aspiration to create events that move people. INSPIRE provides an integrated suite of audio visual services, including show and event services, hospitality services, creative services, and design and integration, making INSPIRE a leading single-source solution for its clients’ meeting and event needs. During the first quarter of 2022, INSPIRE had revenue of $25.0 million, Net Income Attributable to the Company of $871,000, and Adjusted EBITDA of $3.9 million. First quarter revenue growth was 593% over the prior year quarter.
RED HOSPITALITY & LEISURE UPDATE
RED Hospitality is a leading provider of watersports activities and other travel and transportation services in the U.S. Virgin Islands (“USVI”), Puerto Rico, Florida and Turks & Caicos. RED Hospitality has several potential avenues for future growth including opportunities to expand into other hotels at Ashford-advised REITs or non-Ashford hotels in the USVI, elsewhere in the Caribbean, and in the U.S. Last year, during the fourth quarter, RED Hospitality entered into a long-term agreement to provide ferry services in Puerto Rico and expects future growth opportunities in this market. RED Hospitality also continues to see strong growth in Turks & Caicos driven by strong demand and significant pricing power. In the first quarter, RED Hospitality generated $6.0 million of revenue, Net Income Attributable to the Company of $311,000, and $1.3 million of Adjusted EBITDA. First quarter revenue growth was 33% over the prior year quarter.
FINANCIAL RESULTS
Net loss attributable to common stockholders for the quarter totaled $(8.4) million, or $(3.00) per diluted share. Adjusted net income for the quarter was $11.2 million, or $1.50 per diluted share.
For the quarter ended March 31, 2022, base advisory fee revenue was $11.7 million. The base advisory fee revenue in the first quarter was comprised of $8.7 million from Ashford Trust and $2.9 million from Braemar.
Adjusted EBITDA for the quarter was $14.9 million, reflecting a growth rate of 170% over the prior year quarter.
CAPITAL STRUCTURE
At the end of the first quarter of 2022, the Company had approximately $7.9 billion of gross assets under management from its advised platforms. The Company had corporate cash of $22.9 million and 7.5 million fully diluted shares. The Company’s fully diluted shares include 4.1 million common shares associated with its Series D convertible preferred stock. The Company had $57.5 million of loans at March 31, 2022, of which approximately $15,000 related to its joint venture partners’ share of such loans.
Subsequent to the end of the quarter, the Company closed on a $100 million strategic corporate financing. The new Corporate Term Loan (the “Loan”) has an initial term of five years with three, one-year extension

Ashford Reports First Quarter Results

May 4, 2022

options subject to the satisfaction of certain conditions and bears interest at a rate of LIBOR + 7.35%. At closing, the Company drew down $50 million on the Loan and has the option to draw the additional $50 million over the next 24 months. The Company currently has $70 million drawn on the Loan. The proceeds of the Loan were used to pay off the Company’s existing term loan and for general corporate purposes. Future proceeds will be used for general corporate purposes, including potential acquisitions.
Subsequent to the end of the quarter, the Company’s Board of Directors declared cash dividends for the Company’s Series D Convertible Preferred Stock (“Preferred Stock”) reflecting accrued and unpaid dividends for the quarters ending June 30, 2020 and December 31, 2020. The Company paid an aggregate cash dividend of $0.932 per share of Preferred Stock, representing approximately 50% of the accrued dividends. The Preferred Stock dividends were paid on April 15, 2022. The Company currently expects to pay the remaining accrued balance some time in 2023.
QUARTERLY HIGHLIGHTS FOR ADVISED PLATFORMS
ASHFORD TRUST HIGHLIGHTS
•Ashford Trust reported Adjusted EBITDAre of $40.2 million for the first quarter.
•Ashford Trust filed a preliminary registration statement on March 4, 2022 with the SEC for its Series J and Series K Redeemable Preferred Stock and expects to commence issuing limited amounts of the Non-Traded Preferred Equity beginning in the third quarter of 2022, subject to satisfying certain customary conditions.
BRAEMAR HOTELS & RESORTS HIGHLIGHTS
•Braemar reported Adjusted EBITDAre of $49.2 million for the first quarter which exceeded first quarter 2019 Adjusted EBITDAre by 41.4%.
•First quarter RevPAR for Braemar was $326, which was the highest quarterly RevPAR in the company’s history and exceeded first quarter 2019 RevPAR by 19%.
•To date, Braemar has issued approximately $96.1 million of its non-traded preferred stock.
•During the quarter, Braemar completed the acquisition of the 96-room Ritz-Carlton Reserve Dorado Beach in Dorado, Puerto Rico.

“Ashford delivered solid first quarter results, and we remain confident that the Ashford group of companies is well-positioned to capitalize on the rapid recovery we are seeing in the hospitality industry,” commented Monty J. Bennett, Ashford’s Chairman and Chief Executive Officer. “Ashford has an unwavering commitment to maximize value for our shareholders, and we believe the proactive and disciplined actions we have undertaken reflect that commitment. Looking at our advised platforms, our REITs have stabilized and are well-positioned. Braemar, with the highest quality portfolio in the public markets, is back on offense and growing. It further diversified its luxury portfolio with the acquisition of The Ritz-Carlton Reserve Dorado Beach, the first Ritz-Carlton Reserve in the Americas and one of only five Ritz-Carlton Reserve properties worldwide. Ashford Trust has significantly bolstered its liquidity, pivoted from defense to offense with the filing of an S-3 during the quarter for the future offering of its Non-Traded Preferred Equity, and remains well-positioned with its geographically diverse portfolio and exposure to transient leisure customers. Looking ahead, we believe both of our advised REITs are poised for further growth in 2022 and beyond.”
Mr. Bennett continued, “Other areas of our business, like INSPIRE, are also benefitting from a strong increase in demand while Remington and Premier both realized solid third-party business growth. Additionally, Ashford Securities is ramping well and raising capital. We remain pleased with the continued strong performance in capital raising and are looking at offering other securities.” Mr. Bennett added, “Moving forward, as the recovery in the lodging industry gains momentum, we believe Ashford is

Ashford Reports First Quarter Results

May 4, 2022

uniquely positioned to outperform. The corporate financing that we closed subsequent to the end of the quarter gives us access to capital to grow our platform, and we’re excited about the recently completed acquisition of Chesapeake Hospitality. With our talented and dedicated management team, along with our long-term strategy on finding growth opportunities in our business, I am excited about the future prospects for our Company.”
INVESTOR CONFERENCE CALL AND SIMULCAST
The Company will conduct a conference call on Thursday, May 5, 2022, at 12:00 p.m. ET. The number to call for this interactive teleconference is (201) 689-8263. A replay of the conference call will be available through Thursday, May 12, 2022, by dialing (412) 317-6671 and entering the confirmation number, 13727685.
The Company will also provide an online simulcast and rebroadcast of its first quarter 2022 earnings release conference call. The live broadcast of the Company’s quarterly conference call will be available online at the Company’s website, www.ashfordinc.com on Thursday, May 5, 2022, beginning at 12:00 p.m. ET. The online replay will follow shortly after the call and continue for approximately one year.
Included in this press release are certain supplemental measures of performance, which are not measures of operating performance under GAAP, to assist investors in evaluating the Company’s historical or future financial performance. These supplemental measures include adjusted earnings before interest, tax, depreciation and amortization (“Adjusted EBITDA”) and Adjusted Net Income. We believe that Adjusted EBITDA and Adjusted Net Income provide investors and management with a meaningful indicator of operating performance. Management also uses Adjusted EBITDA and Adjusted Net Income, among other measures, to evaluate profitability. We calculate Adjusted EBITDA by subtracting or adding to net income (loss): interest expense, income taxes, depreciation, amortization, net income (loss) to noncontrolling interests, transaction costs, and other expenses. We calculate Adjusted Net Income by subtracting or adding to net income (loss): net income (loss) to noncontrolling interests, transaction costs, and other expenses. Our methodology for calculating Adjusted EBITDA and Adjusted Net Income may differ from the methodologies used by other comparable companies, when calculating the same or similar supplemental financial measures and may not be comparable with these companies. Neither Adjusted EBITDA nor Adjusted Net Income represents cash generated from operating activities as determined by GAAP and should not be considered as an alternative to (a) GAAP net income (loss) as an indication of our financial performance or (b) GAAP cash flows from operating activities as a measure of our liquidity nor are such measures indicative of funds available to satisfy our cash needs. The Company urges investors to carefully review the U.S. GAAP financial information as shown in our periodic reports on Form 10-Q and Form 10-K, as amended and our Current Reports on Form 8-K.
This press release does not constitute an offer to sell or a solicitation of an offer to buy any securities.  Securities will be offered only by means of a registration statement and prospectus which can be found at www.sec.gov.
* * * * *
Ashford is an alternative asset management company with a portfolio of strategic operating businesses that provides global asset management, investment management and related services to the real estate and hospitality sectors.
Certain statements and assumptions in this press release contain or are based upon “forward-looking” information and are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements in this press release include, among others, statements about the Company’s strategy and future plans. These forward-looking statements are subject to risks and uncertainties. When we use the words “will likely result,” “may,” “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” or similar expressions, we intend to identify forward-looking statements. Such statements are subject to numerous assumptions and uncertainties, many of which are outside Ashford Inc.’s control.

Ashford Reports First Quarter Results

May 4, 2022

These forward-looking statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those anticipated, including, without limitation: the impact of COVID-19, including one or more possible recurrences of COVID-19 case surges that would cause state and local governments to reinstate travel restrictions and the rate of adoption and efficacy of vaccines to prevent COVID-19, on our business and investment strategy; our ability to maintain compliance with NYSE American LLC continued listing standards; our ability to regain Form S-3 eligibility; our ability to repay, refinance or restructure our debt and the debt of certain of our subsidiaries; anticipated or expected purchases or sales of assets; our projected operating results; completion of any pending transactions; our understanding of our competition; market trends; projected capital expenditures; the impact of technology on our operations and business; general volatility of the capital markets and the market price of our common stock and preferred stock; availability, terms and deployment of capital; availability of qualified personnel; changes in our industry and the markets in which we operate, interest rates or the general economy; and the degree and nature of our competition. These and other risk factors are more fully discussed in the Company’s filings with the Securities and Exchange Commission.
The forward-looking statements included in this press release are only made as of the date of this press release. Such forward-looking statements are based on our beliefs, assumptions, and expectations of our future performance taking into account all information currently known to us. These beliefs, assumptions, and expectations can change as a result of many potential events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity, results of operations, plans, and other objectives may vary materially from those expressed in our forward-looking statements. You should carefully consider this risk when you make an investment decision concerning our securities. Investors should not place undue reliance on these forward-looking statements. The Company can give no assurance that these forward-looking statements will be attained or that any deviation will not occur. We are not obligated to publicly update or revise any forward-looking statements, whether as a result of new information, future events or circumstances, changes in expectations, or otherwise, except to the extent required by law.

ASHFORD INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(unaudited, in thousands, except share and per share amounts)

	March 31, 2022	December 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$29,827	$37,571
Restricted cash	33,724	34,878
Restricted investment	501	576
Accounts receivable, net	13,660	10,502
Due from affiliates	289	165
Due from Ashford Trust	3,592	2,575
Due from Braemar	2,939	1,144
Inventories	1,746	1,555
Prepaid expenses and other	6,992	9,490
Total current assets	93,270	98,456
Investments in unconsolidated entities	4,171	3,581
Property and equipment, net	81,042	83,566
Operating lease right-of-use assets	26,049	26,975
Goodwill	56,622	56,622
Intangible assets, net	238,780	244,726
Other assets	697	870
Total assets	$500,631	$514,796
LIABILITIES
Current liabilities:
Accounts payable and accrued expenses	$27,243	$39,897
Dividends payable	43,947	34,574
Due to affiliates	21	—
Deferred income	494	2,937
Notes payable, net	6,943	6,725
Finance lease liabilities	1,092	1,065
Operating lease liabilities	3,602	3,628
Other liabilities	28,710	25,899
Total current liabilities	112,052	114,725
Deferred income	9,883	7,968
Deferred tax liability, net	31,509	32,848
Deferred compensation plan	3,437	3,326
Notes payable, net	50,319	52,669
Finance lease liabilities	43,243	43,479
Operating lease liabilities	22,573	23,477
Total liabilities	273,016	278,492

MEZZANINE EQUITY
Series D Convertible Preferred Stock, $0.001 par value, 19,120,000 shares issued and outstanding as of March 31, 2022 and December 31, 2021	478,000	478,000
Redeemable noncontrolling interests	80	69
EQUITY (DEFICIT)
Common stock, 100,000,000 shares authorized, $0.001 par value, 3,171,545 and 3,072,688 shares issued and 3,108,777 and 3,023,002 shares outstanding at March 31, 2022 and December 31, 2021, respectively	3	3
Additional paid-in capital	294,844	294,395
Accumulated deficit	(544,076)	(534,999)
Accumulated other comprehensive income (loss)	(798)	(1,206)
Treasury stock, at cost, 62,768 and 49,686 shares at March 31, 2022 and December 31, 2021, respectively	(816)	(596)
Total equity (deficit) of the Company	(250,843)	(242,403)
Noncontrolling interests in consolidated entities	378	638
Total equity (deficit)	(250,465)	(241,765)
Total liabilities and equity (deficit)	$500,631	$514,796

ASHFORD INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands, except per share amounts)

	Three Months Ended
	March 31,
	2022	2021
REVENUE
Advisory services fees:
Base advisory fees	$11,674	$9,799
Other advisory revenue	128	128
Hotel management fees:
Base management fees	6,174	3,857
Incentive management fees	1,004	615
Design and construction fees	4,524	1,542
Audio visual	24,965	3,611
Other	11,439	10,629
Cost reimbursement revenue	74,051	32,187
Total revenues	133,959	62,368
EXPENSES
Salaries and benefits	16,146	14,538
Stock/unit-based compensation	750	1,363
Cost of revenues for design and construction	1,910	758
Cost of revenues for audio visual	17,879	4,386
Depreciation and amortization	7,625	8,139
General and administrative	7,312	5,143
Other	5,467	3,611
Reimbursed expenses	73,908	32,115
Total operating expenses	130,997	70,053
OPERATING INCOME (LOSS)	2,962	(7,685)
Equity in earnings (loss) of unconsolidated entities	190	(114)
Interest expense	(1,279)	(1,267)
Amortization of loan costs	(73)	(86)
Interest income	81	63
Realized gain (loss) on investments	(71)	(194)
Other income (expense)	147	(113)
INCOME (LOSS) BEFORE INCOME TAXES	1,957	(9,396)
Income tax (expense) benefit	(1,278)	951
NET INCOME (LOSS)	679	(8,445)
(Income) loss from consolidated entities attributable to noncontrolling interests	260	95
Net (income) loss attributable to redeemable noncontrolling interests	9	176
NET INCOME (LOSS) ATTRIBUTABLE TO THE COMPANY	948	(8,174)
Preferred dividends, declared and undeclared	(9,373)	(8,606)
Amortization of preferred stock discount	—	(316)
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(8,425)	$(17,096)

INCOME (LOSS) PER SHARE - BASIC AND DILUTED
Basic:
Net income (loss) attributable to common stockholders	$(3.00)	$(6.36)
Weighted average common shares outstanding - basic	2,809	2,686
Diluted:
Net income (loss) attributable to common stockholders	$(3.00)	$(6.36)
Weighted average common shares outstanding - diluted	2,809	2,686

ASHFORD INC. AND SUBSIDIARIES
RECONCILIATION OF NET INCOME (LOSS) TO EBITDA AND ADJUSTED EBITDA
(unaudited, in thousands)

	Three Months Ended
	March 31,
	2022	2021
Net income (loss)	$679	$(8,445)
(Income) loss from consolidated entities attributable to noncontrolling interests	260	95
Net (income) loss attributable to redeemable noncontrolling interests	9	176
Net income (loss) attributable to the company	948	(8,174)
Interest expense	1,279	1,243
Amortization of loan costs	73	90
Depreciation and amortization	8,882	9,426
Income tax expense (benefit)	1,278	(951)
Net income (loss) attributable to unitholders redeemable noncontrolling interests	(9)	(24)
EBITDA	12,451	1,610
Deferred compensation plans	111	58
Stock/unit-based compensation	831	1,633
Change in contingent consideration fair value	—	22
Transaction costs	529	472
Loss on disposal of assets	754	854
Reimbursed software costs, net	(143)	(99)
Legal, advisory and settlement costs	47	295
Severance and executive recruiting costs	360	523
Amortization of hotel signing fees and lock subsidies	152	118
Other (gain) loss	(162)	36
Adjusted EBITDA	$14,930	$5,522

ASHFORD INC. AND SUBSIDIARIES
RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED NET INCOME (LOSS)
(unaudited, in thousands, except per share amounts)

	Three Months Ended
	March 31,
	2022	2021
Net income (loss)	$679	$(8,445)
(Income) loss from consolidated entities attributable to noncontrolling interests	260	95
Net (income) loss attributable to redeemable noncontrolling interests	9	176
Preferred dividends, declared and undeclared	(9,373)	(8,606)
Amortization of preferred stock discount	—	(316)
Net income (loss) attributable to common stockholders	(8,425)	(17,096)
Amortization of loan costs	73	90
Depreciation and amortization	8,882	9,426
Net income (loss) attributable to unitholders redeemable noncontrolling interests	(9)	(24)
Preferred dividends, declared and undeclared	9,373	8,606
Amortization of preferred stock discount	—	316
Deferred compensation plans	111	58
Stock/unit-based compensation	831	1,633
Change in contingent consideration fair value	—	22
Transaction costs	529	472
Loss on disposal of assets	754	854
Non-cash interest from finance lease	142	151
Reimbursed software costs, net	(143)	(99)
Legal, advisory and settlement costs	47	295
Severance and executive recruiting costs	360	523
Amortization of hotel signing fees and lock subsidies	152	118
Other (gain) loss	(162)	36
GAAP income tax expense (benefit)	1,278	(951)
Adjusted income tax (expense) benefit (1)	(2,616)	344
Adjusted net income available to common stockholders, unitholders and Series D convertible preferred stockholders on an "as converted" basis	$11,177	$4,774
Adjusted net income per diluted share available to common stockholders, unitholders and Series D convertible preferred stockholders on an "as converted" basis	$1.50	$0.65
Weighted average diluted shares	7,432	7,340

Components of weighted average diluted shares
Common shares	2,809	2,686
Series D convertible preferred stock	4,215	4,208
Deferred compensation plan	201	199
Acquisition related shares	104	221
Restricted shares and units	103	26
Weighted average diluted shares	7,432	7,340

Reconciliation of income tax expense (benefit) to adjusted income tax (expense) benefit
GAAP income tax (expense) benefit excluding noncontrolling interests	$(1,278)	$951
Less deferred income tax (expense) benefit	1,338	607
Adjusted income tax (expense) benefit (1)	$(2,616)	$344
(1) Income tax expense (benefit) is adjusted to exclude the effects of deferred income tax expense (benefit) because current income tax expense (benefit) (i) provides a more accurate period-over-period comparison of the ongoing operating performance of our advisory and products and services businesses, and (ii) provides more useful information to investors regarding our economic performance. See Note 16 to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2021.

ASHFORD INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND
RECONCILIATION OF NET INCOME (LOSS) TO EBITDA, ADJUSTED EBITDA AND ADJUSTED NET INCOME (LOSS) BY SEGMENT
(unaudited, in thousands, except per share amounts)

	Three Months Ended March 31, 2022				Three Months Ended March 31, 2021
	REIT Advisory	Products & Services	Corporate/ Other	Ashford Inc. Consolidated	REIT Advisory	Products & Services	Corporate/ Other	Ashford Inc. Consolidated
REVENUE
Advisory services fees:
Base advisory fees - Trust	$8,735	$—	$—	$8,735	$7,254	$—	$—	$7,254
Base advisory fees - Braemar	2,939	—	—	2,939	2,545	—	—	2,545
Other advisory revenue - Braemar	128	—	—	128	128	—	—	128
Hotel management fees:
Base management fees	—	6,174	—	6,174	—	3,857	—	3,857
Incentive management fees	—	1,004	—	1,004	—	615	—	615
Design and construction fees	—	4,524	—	4,524	—	1,542	—	1,542
Audio visual	—	24,965	—	24,965	—	3,611	—	3,611
Other	15	11,424	—	11,439	17	10,612	—	10,629
Cost reimbursement revenue	7,576	64,913	1,562	74,051	5,124	26,719	344	32,187
Total revenues	19,393	113,004	1,562	133,959	15,068	46,956	344	62,368
EXPENSES
Salaries and benefits	—	7,950	8,085	16,035	—	5,775	8,705	14,480
Deferred compensation plans	—	17	94	111	—	—	58	58
Stock/unit-based compensation	—	99	651	750	—	164	1,199	1,363
Cost of audio visual revenues	—	17,879	—	17,879	—	4,386	—	4,386
Cost of design and construction revenues	—	1,910	—	1,910	—	758	—	758
Depreciation and amortization	853	6,567	205	7,625	989	6,978	172	8,139
General and administrative	—	5,206	2,106	7,312	—	3,205	1,938	5,143
Other	706	4,731	30	5,467	352	3,259	—	3,611
Reimbursed expenses	3,193	64,824	1,562	69,579	1,830	26,604	344	28,778
REIT stock/unit-based compensation	4,240	89	—	4,329	3,222	115	—	3,337
Total operating expenses	8,992	109,272	12,733	130,997	6,393	51,244	12,416	70,053
OPERATING INCOME (LOSS)	10,401	3,732	(11,171)	2,962	8,675	(4,288)	(12,072)	(7,685)
Other	—	(731)	(274)	(1,005)	—	(1,371)	(340)	(1,711)
INCOME (LOSS) BEFORE INCOME TAXES	10,401	3,001	(11,445)	1,957	8,675	(5,659)	(12,412)	(9,396)
Income tax (expense) benefit	(2,451)	(1,683)	2,856	(1,278)	(1,954)	238	2,667	951
NET INCOME (LOSS)	7,950	1,318	(8,589)	679	6,721	(5,421)	(9,745)	(8,445)
(Income) loss from consolidated entities attributable to noncontrolling interests	—	260	—	260	—	95	—	95
Net (income) loss attributable to redeemable noncontrolling interests	—	—	9	9	—	152	24	176
NET INCOME (LOSS) ATTRIBUTABLE TO THE COMPANY	$7,950	$1,578	$(8,580)	$948	6,721	(5,174)	(9,721)	(8,174)
Interest expense	—	1,029	250	1,279	—	950	293	1,243
Amortization of loan costs	—	51	22	73	—	36	54	90
Depreciation and amortization	853	7,824	205	8,882	989	8,265	172	9,426
Income tax expense (benefit)	2,451	1,683	(2,856)	1,278	1,954	(238)	(2,667)	(951)
Net income (loss) attributable to unitholders redeemable noncontrolling interests	—	—	(9)	(9)	—	—	(24)	(24)
EBITDA	11,254	12,165	(10,968)	12,451	9,664	3,839	(11,893)	1,610
Deferred compensation plans	—	17	94	111	—	—	58	58
Stock/unit-based compensation	—	180	651	831	—	350	1,283	1,633
Change in contingent consideration fair value	—	—	—	—	—	22	—	22
Transaction related costs	—	324	205	529	—	21	451	472
Loss on disposal of assets	706	48	—	754	352	502	—	854
Reimbursed software costs, net	(143)	—	—	(143)	(99)	—	—	(99)
Legal, advisory and settlement costs	—	(93)	140	47	—	48	247	295
Severance and executive recruiting costs	—	53	307	360	—	70	453	523
Amortization of hotel signing fees and lock subsidies	—	152	—	152	—	118	—	118
Other (gain) loss	—	(162)	—	(162)	—	27	9	36
Adjusted EBITDA	11,817	12,684	(9,571)	14,930	9,917	4,997	(9,392)	5,522
Interest expense	—	(1,029)	(250)	(1,279)	—	(950)	(293)	(1,243)
Non-cash interest from finance lease	—	142	—	142	—	151	—	151
Adjusted income tax (expense) benefit	(2,983)	(2,815)	3,182	(2,616)	(2,664)	(809)	3,817	344
Adjusted net income (loss) available to common stockholders, unitholders and Series D convertible preferred stockholders on an "as converted" basis	$8,834	$8,982	$(6,639)	$11,177	$7,253	$3,389	$(5,868)	$4,774
Adjusted net income (loss) per diluted share available to common stockholders, unitholders and Series D convertible preferred stockholders on an "as converted" basis (1)	$1.19	$1.21	$(0.89)	$1.50	$0.99	$0.46	$(0.80)	$0.65
Weighted average diluted shares	7,432	7,432	7,432	7,432	7,340	7,340	7,340	7,340
(1) The sum of the adjusted net income (loss) per diluted share, as calculated for the segments, may differ from the consolidated total due to rounding.

ASHFORD INC. AND SUBSIDIARIES
PRODUCTS & SERVICES
CONSOLIDATED STATEMENTS OF OPERATIONS AND
RECONCILIATION OF NET INCOME (LOSS) TO EBITDA, ADJUSTED EBITDA AND ADJUSTED NET INCOME (LOSS)
(unaudited, in thousands, except per share amounts)

	Three Months Ended March 31, 2022
	Remington	Premier	INSPIRE	RED	OpenKey	Other (1)	Products & Services
REVENUE
Hotel management fees:
Base management fees	$6,174	$—	$—	$—	$—	$—	$6,174
Incentive management fees	1,004	—	—	—	—	—	1,004
Design and construction fees	—	4,524	—	—	—	—	4,524
Audio visual	—	—	24,965	—	—	—	24,965
Other	181	—	—	6,045	378	4,820	11,424
Cost reimbursement revenue	63,148	1,702	57	—	4	2	64,913
Total revenues	70,507	6,226	25,022	6,045	382	4,822	113,004
EXPENSES
Salaries and benefits	3,488	450	2,457	676	685	194	7,950
Deferred compensation plans	—	—	—	17	—	—	17
Stock/unit-based compensation	60	17	18	4	—	—	99
Cost of audio visual revenues	—	—	17,879	—	—	—	17,879
Cost of design and construction revenues	—	1,910	—	—	—	—	1,910
Depreciation and amortization	2,696	2,962	468	112	4	325	6,567
General and administrative	760	618	2,017	1,101	548	162	5,206
Other	—	—	—	3,271	62	1,398	4,731
Reimbursed expenses	63,110	1,670	38	—	4	2	64,824
REIT stock/unit-based compensation	38	32	19	—	—	—	89
Total operating expenses	70,152	7,659	22,896	5,181	1,303	2,081	109,272
OPERATING INCOME (LOSS)	355	(1,433)	2,126	864	(921)	2,741	3,732
Other	166	—	(261)	(212)	—	(424)	(731)
INCOME (LOSS) BEFORE INCOME TAXES	521	(1,433)	1,865	652	(921)	2,317	3,001
Income tax (expense) benefit	(133)	341	(994)	(341)	—	(556)	(1,683)
NET INCOME (LOSS)	388	(1,092)	871	311	(921)	1,761	1,318
(Income) loss from consolidated entities attributable to noncontrolling interests	—	—	—	—	226	34	260
NET INCOME (LOSS) ATTRIBUTABLE TO THE COMPANY	$388	$(1,092)	$871	$311	$(695)	$1,795	$1,578
Interest expense	—	—	240	159	—	630	1,029
Amortization of loan costs	—	—	35	16	—	—	51
Depreciation and amortization	2,696	2,962	1,679	398	3	86	7,824
Income tax expense (benefit)	133	(341)	994	341	—	556	1,683
EBITDA	3,217	1,529	3,819	1,225	(692)	3,067	12,165
Deferred compensation plans	—	—	—	17	—	—	17
Stock/unit-based compensation	141	17	18	4	—	—	180
Transaction related costs	250	—	26	48	—	—	324
Loss on disposal of assets	—	—	—	—	48	—	48
Legal, advisory and settlement costs	5	—	(98)	—	—	—	(93)
Severance and executive recruiting costs	17	16	19	—	1	—	53
Amortization of hotel signing fees and lock subsidies	—	—	145	—	7	—	152
Other (gain) loss	(180)	27	(9)	—	—	—	(162)
Adjusted EBITDA	3,450	1,589	3,920	1,294	(636)	3,067	12,684
Interest expense	—	—	(240)	(159)	—	(630)	(1,029)
Non-cash interest from finance lease	—	—	—	—	—	142	142
Adjusted income tax (expense) benefit	(677)	(381)	(945)	(254)	—	(558)	(2,815)
Adjusted net income (loss) available to common stockholders, unitholders and Series D convertible preferred stockholders on an "as converted" basis	$2,773	$1,208	$2,735	$881	$(636)	$2,021	$8,982
Adjusted net income (loss) per diluted share available to common stockholders, unitholders and Series D convertible preferred stockholders on an "as converted" basis (2)	$0.37	$0.16	$0.37	$0.12	$(0.09)	$0.27	$1.21
Weighted average diluted shares	7,432	7,432	7,432	7,432	7,432	7,432	7,432
(1) Represents Pure Wellness, Lismore Capital and Marietta Leasehold L.P.
(2) The sum of the adjusted net income (loss) per diluted share, as calculated for the subsidiaries, may differ from the Products & Services total due to rounding.

ASHFORD INC. AND SUBSIDIARIES
PRODUCTS & SERVICES
CONSOLIDATED STATEMENTS OF OPERATIONS AND
RECONCILIATION OF NET INCOME (LOSS) TO EBITDA, ADJUSTED EBITDA AND ADJUSTED NET INCOME (LOSS)
(unaudited, in thousands, except per share amounts)

	Three Months Ended March 31, 2021
	Remington	Premier	INSPIRE	RED	OpenKey	Other (1)	Products & Services
REVENUE
Hotel management fees:
Base management fees	$3,857	$—	$—	$—	$—	$—	$3,857
Incentive management fees	615	—	—	—	—	—	615
Design and construction fees	—	1,542	—	—	—	—	1,542
Audio visual	—	—	3,611	—	—	—	3,611
Other	20	—	—	4,561	454	5,577	10,612
Cost reimbursement revenue	26,317	402	—	—	—	—	26,719
Total revenues	30,809	1,944	3,611	4,561	454	5,577	46,956
EXPENSES
Salaries and benefits	2,691	598	1,244	460	598	184	5,775
Stock/unit-based compensation	130	15	15	1	3	—	164
Cost of audio visual revenues	—	—	4,386	—	—	—	4,386
Cost of design and construction revenues	—	758	—	—	—	—	758
Depreciation and amortization	3,034	3,056	467	92	4	325	6,978
General and administrative	468	308	1,151	748	512	18	3,205
Other	—	—	22	2,337	134	766	3,259
Reimbursed expenses	26,236	368	—	—	—	—	26,604
REIT stock/unit-based compensation	81	34	—	—	—	—	115
Total operating expenses	32,640	5,137	7,285	3,638	1,251	1,293	51,244
OPERATING INCOME (LOSS)	(1,831)	(3,193)	(3,674)	923	(797)	4,284	(4,288)
Other	(133)	—	(353)	(156)	(1)	(728)	(1,371)
INCOME (LOSS) BEFORE INCOME TAXES	(1,964)	(3,193)	(4,027)	767	(798)	3,556	(5,659)
Income tax (expense) benefit	(263)	768	820	(260)	—	(827)	238
NET INCOME (LOSS)	(2,227)	(2,425)	(3,207)	507	(798)	2,729	(5,421)
(Income) loss from consolidated entities attributable to noncontrolling interests	—	—	—	(97)	203	(11)	95
Net (income) loss attributable to redeemable noncontrolling interests	—	—	—	—	152	—	152
NET INCOME (LOSS) ATTRIBUTABLE TO THE COMPANY	$(2,227)	$(2,425)	$(3,207)	$410	$(443)	$2,718	$(5,174)
Interest expense	—	—	203	127	—	620	950
Amortization of loan costs	—	—	29	7	—	—	36
Depreciation and amortization	3,034	3,056	1,726	256	2	191	8,265
Income tax expense (benefit)	263	(768)	(820)	260	—	827	(238)
EBITDA	1,070	(137)	(2,069)	1,060	(441)	4,356	3,839
Stock/unit-based compensation	318	15	15	—	2	—	350
Change in contingent consideration fair value	—	—	22	—	—	—	22
Transaction related costs	5	—	—	16	—	—	21
Loss on disposal of assets	—	—	502	—	—	—	502
Legal, advisory and settlement costs	22	—	26	—	—	—	48
Severance and executive recruiting costs	45	—	—	—	25	—	70
Amortization of hotel signing fees and lock subsidies	—	—	111	—	7	—	118
Other (gain) loss	—	—	27	—	—	—	27
Adjusted EBITDA	1,460	(122)	(1,366)	1,076	(407)	4,356	4,997
Interest expense	—	—	(203)	(127)	—	(620)	(950)
Non-cash interest from finance lease	—	—	—	—	—	151	151
Adjusted income tax (expense) benefit	485	—	(137)	(100)	—	(1,057)	(809)
Adjusted net income (loss) available to common stockholders, unitholders and Series D convertible preferred stockholders on an "as converted" basis	$1,945	$(122)	$(1,706)	$849	$(407)	$2,830	$3,389
Adjusted net income (loss) per diluted share available to common stockholders, unitholders and Series D convertible preferred stockholders on an "as converted" basis (2)	$0.26	$(0.02)	$(0.23)	$0.12	$(0.06)	$0.39	$0.46
Weighted average diluted shares	7,340	7,340	7,340	7,340	7,340	7,340	7,340
(1) Represents Pure Wellness, Lismore Capital and Marietta Leasehold L.P.
(2) The sum of the adjusted net income (loss) per diluted share, as calculated for the subsidiaries, may differ from the Products & Services total due to rounding.

ASHFORD INC. AND SUBSIDIARIES
RECONCILIATION OF NET INCOME (LOSS) TO EBITDA AND ADJUSTED EBITDA
(unaudited, in thousands)

	2022	2021	2021	2021	March 31, 2022
	1st Quarter	4th Quarter	3rd Quarter	2nd Quarter	TTM
Net income (loss)	$679	$3,956	$(356)	$(5,973)	$(1,694)
(Income) loss from consolidated entities attributable to noncontrolling interests	260	169	180	234	843
Net (income) loss attributable to redeemable noncontrolling interests	9	7	13	19	48
Net income (loss) attributable to the company	948	4,132	(163)	(5,720)	(803)
Interest expense	1,279	1,303	1,324	1,290	5,196
Amortization of loan costs	73	113	78	45	309
Depreciation and amortization	8,882	9,263	9,298	9,574	37,017
Income tax expense (benefit)	1,278	1,388	98	(697)	2,067
Net income (loss) attributable to unitholders redeemable noncontrolling interests	(9)	(7)	(13)	(19)	(48)
EBITDA	12,451	16,192	10,622	4,473	43,738
Deferred compensation plans	111	481	(1,611)	2,743	1,724
Stock/unit-based compensation	831	897	860	1,548	4,136
Transaction costs	529	1,187	745	1,017	3,478
Loss on disposal of assets	754	272	157	315	1,498
Reimbursed software costs, net	(143)	(187)	(113)	(108)	(551)
Legal, advisory and settlement costs	47	168	800	557	1,572
Severance and executive recruiting costs	360	285	340	169	1,154
Amortization of hotel signing fees and lock subsidies	152	141	135	124	552
Other (gain) loss	(162)	52	(529)	(112)	(751)
Impairment	—	—	1,160	—	1,160
Adjusted EBITDA	$14,930	$19,488	$12,566	$10,726	$57,710